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                                 EXHIBIT 3.2

                       City National Corporation Bylaws
                              As amended to date
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                                                                    EXHIBIT 3.2

                           CITY NATIONAL CORPORATION

                                     BYLAWS


                                   ARTICLE I

                                    OFFICES

                 Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                 Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                 Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Beverly Hills, State of California, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                 Section 2. Annual meetings of stockholders shall be held on the third Tuesday of April, if not a legal holiday, and if a legal holiday, then on the next secular day following at 4:00 P.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may be brought before the meeting. (January 27, 1982)

                 Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.

                 Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in






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the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                 Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting. (Amended January 22, 1986)

                 Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more then fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

                 Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                 Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certification of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                 Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

                 Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if the certificate of incorporation authorizes the action to





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be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.


                                  ARTICLE III

                                   DIRECTORS

                 Section 1. (a) The number of directors which shall constitute the whole board shall be not less than five nor more than twenty-five, all of whom must be stockholders of this corporation. The first board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders as provided in Section 1(b) below. The directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 2 of this ARTICLE, and each director elected shall hold office until his successor is elected and qualified. (January 27, 1982)

                 Section 1. (b) Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors. Such nominations other than by the board of directors shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days prior to the first anniversary of the date of the last meeting of the stockholders of the Corporation called for the election of directors. (January 27, 1982)

                 Each notice shall set forth (i) the name, age, business address and, if known, the residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the Corporation which are beneficially owned by such nominee and (iv) such other information as would be required by the Federal Securities Law and the Rules and Regulations promulgated thereunder in respect of an individual nominated as a director of the Corporation and for whom proxies are solicited by the board of directors of the Corporation. (January 27, 1982)

                 The Chairman of any meeting of stockholders may, if the fact warrant, determine and declare to the meeting that a nomination was not in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. (January 27, 1982)

                 Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), a Court of competent jurisdiction





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may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

                 Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

                 Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                 Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

                 Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

                 Section 7. Special meetings of the board may be called by the president on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of three directors.

                 Section 8. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                 Section 9. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.





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                            COMMITTEES OF DIRECTORS

                 Section 10. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.
Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

                 Section 11. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.


                           COMPENSATION OF DIRECTORS

                 Section 12. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                              MANDATORY RETIREMENT

                 Section 13. All directors upon reaching the age of 72 years shall thereupon be ineligible to stand for reelection to the Board and such directorship shall automatically terminate effective upon the first to occur of
(a) resignation of such director pursuant to call therefor by the Chairman of the Board; (b) the nomination and election to the Board of a successor or replacement or (c) the attainment of such directors' 73rd birthday. The provisions of this section shall apply to all present and future members of the Board of Directors of this Association, except that such provisions shall not apply to any contractual relationship relating to the employment or services of any director with this Corporation or its subsidiary, City National Bank, that may exist. January 24, 1979; February 28, 1990; January 22, 1992)


                                   ARTICLE IV

                                    NOTICES

                 Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder,





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it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.


                 Section 2. Whenever any notice is required to be given under the provisions of the statues or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE V

                                    OFFICERS

                 Section 1. The officers of the Corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a vice president, a secretary and a chief financial officer/treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant chief financial officer/assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide. (Amended January 12, 1977; December 16, 1992)

                 Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more vice presidents, a secretary and a chief financial officer/treasurer. (Amended January 12, 1977; December 16, 1992)

                 Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. (Amended January 12, 1977)

                 Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors. (Amended January 12,
1977)

                 Section 5. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors. (Amended January 12, 1977)

                           THE CHAIRMAN OF THE BOARD

                 Section 6. The chairman of the board shall be the chief executive officer of the corporation. He shall preside at all meetings of the stockholders and the board of directors and shall be an ex-officio member of all committees of the board of directors. (Amended January 12, 1977)





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                                 THE PRESIDENT

                 Section 7. The president shall, in the absence of the chairman of the board, be the chief executive officer of the corporation and shall preside at all meetings of stockholders and the board of directors. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred to or assigned to, him by the board of directors. (Amended January 12, 1977)

                 Section 8. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. (Amended January 12, 1977)

                               THE VICE CHAIRMEN

                 Section 8.1 In the absence of the president or in the event of his inability or refusal to act, the vice chairman (or in the event there be more than one vice chairman, the vice chairmen in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice chairmen shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. (Amended April 20, 1993)

                              THE VICE PRESIDENTS

                 Section 9. In the absence of the president or any vice chairman, if there be any, or in the event all are unable or refuse to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Unless otherwise designated by the board of directors, if there be vice presidents designated of different titles, the relative authority shall first be executive vice president, then senior vice president, and then vice president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. (Amended January 12, 1977; April 20, 1993)

                     THE SECRETARY AND ASSISTANT SECRETARY

                 Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision





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he shall be.  He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. (Amended January 12, 1977)

                 Section 11. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                   THE CHIEF FINANCIAL OFFICER/TREASURER AND
             ASSISTANT CHIEF FINANCIAL OFFICER/ASSISTANT TREASURERS

                 Section 12. The chief financial officer/treasurer shall have the custody of the corporation funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. (Amended January 12, 1977; December 16, 1992)

                 Section 13. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as chief financial officer/treasurer and of the financial condition of the corporation. (Amended January 12, 1977; December 16, 1992)

                 Section 14. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers money and other property of whatever kind in his possession or under his control belonging to the corporation. (Amended January 12, 1977)

                 Section 15. The assistant chief financial officer/assistant treasurer, or if there shall be more than one, the assistant chief financial officer/assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the chief financial officer/treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the chief financial officer/treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. (Amended January 12, 1977; December 16, 1992)





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                                   ARTICLE VI

                             CERTIFICATES OF STOCK

                 Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president and the chief financial officer/treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stock holder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. (Amended December 16, 1992)

                 Section 2. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

                 Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK

                 Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new





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certificate to the person entitled thereto, cancel the old certificate and record the  transaction upon its books.


                               FIXING RECORD DATE

                 Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


                            REGISTERED STOCKHOLDERS

                 Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                  ARTICLE VII

                               GENERAL PROVISIONS

                                   DIVIDENDS

                 Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

                 Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.





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                                ANNUAL STATEMENT

                 Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.


                                     CHECKS

                 Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other persons or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

                 Section 5. The fiscal year of the corporation shall be the calendar year. (Amended January 26, 1983)

                                      SEAL

                 Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

                 Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.





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